                                                                     EXHIBIT 4.1


     This Pass Through Trust Supplement No. 1997-C, dated as of December 5, 1997 (herein called the "Trust Supplement"), among Mobil Corporation, a Delaware
                    ----------------
corporation (the "Guarantor"), Mobil Equipment Finance Company Inc., a Delaware
                  ---------
corporation ("MEFC") (the "Company"), and State Street Bank and Trust Company
              ----         -------
(the "Trustee"), to the Pass Through Trust Agreement, dated as of October 4,
      -------
1996, among the Guarantor, the Company, seven other companies named therein and the Trustee (the "Basic Agreement").
                  ---------------


                              W I T N E S S E T H:
                              - - - - - --- - - -

     WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

     WHEREAS, each Owner Trust, acting at the direction of its respective Owner Participant, will issue, on a non-recourse basis Secured Notes, among other things, to finance in part the purchase price of the vessel to be purchased by such Owner Trust and leased to the Company pursuant to the related Charter;

     WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall
                                            ----------
purchase such Secured Notes issued by each Owner Trust and shall hold such Secured Notes in trust for the benefit of the Certificateholders;

     WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

     WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

     NOW THEREFORE, in consideration of the premises herein, it is agreed among the Guarantor, the Company and the Trustee as follows:

                                   ARTICLE I
                              DECLARATION OF TRUST


     Section 1.01.  Declaration of Trust.  The Trustee hereby declares the
                    --------------------
creation of this Trust (the "1997-C Trust") for the benefit of the
                             ------------
Certificateholders, and the initial Certificateholders as the grantors of the 1997-C Trust, by their respective acceptances of the Certificates, join in the creation of this 1997-C Trust with the Trustee.



                                   ARTICLE II
                                THE CERTIFICATES


     Section 2.01.  The Certificates.  There is hereby created a series of
                    ----------------
Certificates to be issued under this Agreement to be distinguished and known as "Pass Through Certificates, Series 1997-C" (hereinafter defined as the "Series
                                                                        ------
1997-C Certificates").  Each Series 1997-C Certificate represents a Fractional
-------------------
Undivided Interest in the 1997-C Trust created hereby.

     The terms and conditions applicable to the Series 1997-C Certificates are as follows:

          (a) The aggregate principal amount at maturity of the Series 1997-C Certificates that shall be authenticated under the Agreement (except for Series 1997-C Certificates authenticated and delivered pursuant to Sections 3.3, 3.4 and 3.5 of the Basic Agreement) upon their initial issuance is $61,400,000.

          (b) The Cut-off Date is December 12, 1997.

          (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each January 2 and July 2, commencing July 2, 2000, until payment of all of the Scheduled Payments to be made under the Secured Notes has been made.

          (d) The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of any Secured Notes, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the applicable Indenture and (ii) when used with respect to a Special Payment other than as described in clause
     (i) above, 20 days after the last date on which the Trustee must give notice pursuant to Section 4.2(c) of the Basic Agreement (or the next Business Day after such 20/th/ day if such date is not a Business Day).

          (e)  (i)   The Series 1997-C Certificates shall be in the form
     attached hereto as Exhibit A.
                        ---------

             (ii) The Series 1997-C Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations among the Guarantor, the Company, the Trustee and The Depositary Trust Company, the initial Clearing Agency, attached hereto as

     Exhibit B.
     ---------

          (f) The Scheduled Payments of principal shall be as set forth in

     Exhibit C hereto.
     ---------

          (g) Each Owner Trust, acting at the direction of the related Owner Participant, will issue on a non-recourse basis, the Secured Notes, the proceeds of which shall be used, among other things, to finance a portion of the purchase price to such Owner Trust's interest in one of the following LR1 crude oil tank vessels being built by Hyundai Heavy Industries, Co., Ltd., a Korean corporation, and Hyundai Corporation, a Korean corporation (together, the "Builder"), and to be registered in the Marshall Islands or such other jurisdiction as determined by the Owner Participant and acceptable to the Company and which is not materially less favorable to the Indenture Trustee, as trustee for the holders of the Secured Notes (together, the "Vessels");

          1. Hull No. 1177 being built under the Construction Contract dated November 24, 1997 and scheduled to be delivered in the fourth quarter of 1999 ("Hull No. 1177").
                                  -------------

          2. Hull No. 1178 being built under the Construction Contract dated November 24, 1997 and scheduled to be delivered in the fourth quarter of 1999 ("Hull No. 1178").
                                 -------------

          (h) The proceeds of the Series 1997-C Certificates shall be used to purchase the Secured Notes in the respective principal amounts and at the purchase prices specified below:

                                  Principal Payable at
    Vessel       Purchase Price         Maturity
---------------  --------------   --------------------


Hull No. 1177    $26,344,063.02        $30,700,000.00
Hull No. 1178    $26,344,063.02        $30,700,000.00
                 --------------        --------------
     Total       $52,688,126.04        $61,400,000.00


     The Secured Notes are not senior or subordinate to any other Secured Notes.

          (i) The Series 1997-C Certificates are not subject to any intercreditor agreement, liquidity or credit facility or other similar agreement. Neither the Guarantor nor the Company may deliver Series 1997-C Certificates or cash to the Trustee in exchange for Secured Notes.

          (j) The related Note Documents include:

               (i)  Each of the following Indentures:

          Trust Indenture, Assignment of Charter and Head Lease and Security Agreement (QM Tanker 1177 Trust), dated as of December 5, 1997;

          Trust Indenture, Assignment of Charter and Head Lease and Security Agreement (QM Tanker 1178 Trust), dated as of December 5, 1997;

               (ii)  the following Secured Notes:

          Series 1997 C-1 Secured Non-Recourse Note (QM Tanker 1177 Trust), dated December 5, 1997;

          Series 1997 C-2 Secured Non-Recourse Note (QM Tanker 1178 Trust), dated December 5, 1997;

               (iii) the following Charters:

          Charter Party (Hull No. 1177), dated as of December 5, 1997;

          Charter Party (Hull No.1178), dated as of December 5, 1997;

               (iv)  the following Participation Agreements:

          Participation Agreement (QM Tanker 1177 Trust), dated as of December 5, 1997;

          Participation Agreement (QM Tanker 1178 Trust), dated as of December 5, 1997;

               (v)  the following Trust Agreements:

          Declaration and Agreement of Trust (QM Tanker 1177 Trust), dated November 19, 1997;

          Declaration and Agreement of Trust (QM Tanker 1178 Trust), dated November 19, 1997;

               (vi)  the following Guaranties:

          Mobil Guarantee (Hull No. 1177), dated December 5, 1997;

          Mobil Guarantee (Hull No. 1178), dated December 5, 1997;

               (vii) each ship mortgage to be delivered by the U.K. Lessor (as defined in the Indenture), as mortgagor, in favor of the respective Owner Trust, as mortgagee, with respect to each Vessel upon delivery of such mortgage by the U.K. Lessor;

               (viii) the following Head Leases between the U.K. Lessor and the respective Owner Trust, as lessee:

          Lease Agreement (Hull No. 1177), dated November 24, 1997 with QM Tanker 1177 Trust;

          Lease Agreement (Hull No. 1178), dated November 24, 1997 with QM Tanker 1178 Trust;

               (ix) the following Lessee Support Agreements among the U.K. Lessor, the Company, as Charterer, and the respective Owner Trust:

          Lessee Support Agreement (Hull No. 1177), dated December 5, 1997;

          Lessee Support Agreement (Hull No. 1178), dated December 5, 1997;

               (x) each U.K. Lessor's Security Assignment with respect to each Vessel among the U.K. Lessor, the related Owner Trust and the Owner Participant (as defined in the Indenture) to be delivered upon delivery of the related Vessel and delivery to the related Owner Trust by the U.K. Lessor; and

               (xi) the following Deed of Guaranty by Abbey National Treasury Services PLC to the related Owner Trust:

          Deed of Guaranty (Hull No. 1177), dated  November 24, 1997;

          Deed of Guaranty (Hull No. 1178), dated  November 24, 1997;


                                  ARTICLE III
                                  DEFINITIONS


          Section 3.01.  Definitions.  For the purposes of the 1997-C Trust the
                         -----------
following defined terms shall be added to Section 1.1(b) of the Basic Agreement or shall be amended to read as set forth below, as the case may be:

          Accreting Secured Note:  Means a Secured Note that in place of paying
          ----------------------
     interest in cash for any period during its term shall have an accretion of discount for such period. As used in this Agreement the principal amount of an Accreting Secured Note refers to the accreted value of such Accreting Secured Note during the period that such Accreting Secured Note is accreting discount and thereafter the face amount thereof. Each of the Series 1997 C-1 Secured Non-Recourse Note issued in respect of Hull No. 1177 and the Series 1997 C-2 Secured Non-Recourse Note issued in respect of Hull No. 1178 is an Accreting Secured Note until (but not including) April 1, 2000.

          Guaranty:  Means each guaranty of the Guarantor of the obligations of
          --------
     the Company under the related Charter.

          Note Documents:  With respect to any Secured Note, means the related
          --------------
     Indenture, Participation Agreement, Charter, Guaranty and the other agreements and documents assigned to the Indenture Trustee pursuant to the related Indenture.

          Pool Balance:  With respect to any Trust, means as of any date the
          ------------
     aggregate unpaid principal amount (including accretion of discount) of the Secured Notes held in such Trust on such date plus the amount of the principal payments on such Secured Notes held by the Trustee and not yet distributed plus the amount of any moneys held in the related Escrow Account (other than earnings thereon). The Pool Balance as of any Regular Distribution Date or Special Distribution Date with respect to such Trust shall be computed after giving effect to the payment of principal, if any, of such Secured Notes and distribution thereof to be made on that date and, in the case of Accreting Secured Notes, the accretion of discount to such date.

          Pool Factor:  With respect to any Trust, means as of any date the
          -----------
     quotient (rounded to the tenth decimal place, with .00000000005 being rounded upwards) computed by dividing (i) the Pool Balance by (ii) the aggregate principal amount of the Certificates (including accretion of discount) issued by such Trust. The Pool Factor as of any Regular Distribution Date or Special Distribution Date with respect to such Trust shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Trust and distribution thereof to be made on that date and, in the case of Accreting Secured Notes, the accretion of discount to such date.

          Property:  With respect to any Secured Note means all right, title and
          --------
     interest of the related Owner Trust in the related Vessel Interest, including contractual rights.



                                   ARTICLE IV
                                  THE TRUSTEE


          Section 4.01.  The Trustee.  The Trustee is hereby directed to execute
                         -----------
and deliver the Note Purchase Agreements on or prior to the Issuance Date in the form delivered to the Trustee by the Company. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Guarantor or the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

          The Trustee represents and warrants that this Trust Supplement has been and each Note Purchase Agreement has been or will be duly executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.



                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS


          Section 5.01.  Assignment of Charter.  The Company will not assign its
                         ---------------------
rights under Article 20(c) of either of the Charters to which it is a party unless the assignee enters into a supplement to this Agreement pursuant to which it shall agree to fulfill the obligations of the Company hereunder.

          Section 5.02.  Basic Agreement Ratified.  Except and so far as herein
                         ------------------------
expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          Section 5.03.  GOVERNING LAW.  THIS TRUST SUPPLEMENT AND THE SERIES
                         -------------
1997-C CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 5.04.  Execution and Counterparts.  This Trust Supplement may
                         --------------------------
be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                            MOBIL CORPORATION


                            By:__________________
                              Name:
                              Title:


                            MOBIL EQUIPMENT FINANCE COMPANY INC.


                            By: ____________________
                              Name:
                              Title:


                            STATE STREET BANK AND TRUST
                             COMPANY, Trustee


                            By: ______________________
                              Name:
                              Title:

                                   Exhibit A

                Form of Pass Through Certificates, Series 1997-C

                                   Exhibit B

                           Letter of Representations

                                   Exhibit C

                    Pass Through Certificates, Series 1997-C

                        Scheduled Payments of Principal

                                   Exhibit C

                   Pass Through Certificates, Series 1997-C

                        Scheduled Payments of Principal



                                         Scheduled                                        Scheduled
                                        Accretion of                                     Payments of
Date/Regular Distribution Date            Discount                                        Principal
------------------------------      -------------------                            ---------------------

December 5, 1997                                0.00                                             0.00
January 2, 1998                           264,362.67                                             0.00
July 2, 1998                            1,771,260.75                                             0.00
January 2, 1999                         1,830,509.42                                             0.00
July 2, 1999                            1,891,739.96                                             0.00
January 2, 2000                         1,955,018.66                                             0.00
July 2, 2000                              998,982.50                                       452,242.26
January 2, 2001                                 0.00                                       942,432.35
July 2, 2001                                    0.00                                       973,956.71
January 2, 2002                                 0.00                                     1,006,535.56
July 2, 2002                                    0.00                                     1,040,204.18
January 2, 2003                                 0.00                                     1,074,999.01
July 2, 2003                                    0.00                                     1,110,957.73
January 2, 2004                                 0.00                                     1,148,119.26
July 2, 2004                                    0.00                                     1,186,523.85
January 2, 2005                                 0.00                                     1,226,213.07
July 2, 2005                                    0.00                                     1,267,229.90
January 2, 2006                                 0.00                                     1,309,618.74
July 2, 2006                                    0.00                                     1,353,425.49
January 2, 2007                                 0.00                                     1,398,697.57
July 2, 2007                                    0.00                                     1,445,484.00
January 2, 2008                                 0.00                                     1,493,835.44
July 2, 2008                                    0.00                                     1,543,804.24
January 2, 2009                                 0.00                                     1,595,444.49
July 2, 2009                                    0.00                                     1,648,812.11
January 2, 2010                                 0.00                                     1,703,964.87
July 2, 2010                                    0.00                                     1,760,962.50
January 2, 2011                                 0.00                                     1,819,866.69
July 2, 2011                                    0.00                                     1,880,741.24
January 2, 2012                                 0.00                                     1,943,652.03
July 2, 2012                                    0.00                                     2,008,667.19
January 2, 2013                                 0.00                                     2,075,857.11
July 2, 2013                                    0.00                                     2,145,294.53
January 2, 2014                                 0.00                                     2,217,054.63
July 2, 2014                                    0.00                                     2,291,215.11
January 2, 2015                                 0.00                                     2,367,856.25
July 2, 2015                                    0.00                                     2,447,061.04
January 2, 2016                                 0.00                                     2,528,915.24
July 2, 2016                                    0.00                                     2,613,507.45
January 2, 2017                                 0.00                                     2,700,929.28
July 2, 2017                                    0.00                                     2,791,275.36
January 2, 2018                                 0.00                                     2,884,643.52